AMENDMENT TO SEVERANCE AGREEMENT

     THIS AMENDMENT TO SEVERANCE AGREEMENT is entered into this
24th day of March, 1994, by and between GUILFORD MILLS, INC., a Delaware corporation (the "Company"), and __________________ (the
"Associate").

                           WITNESSETH:

     WHEREAS, the Company and the Associate have entered into a Severance Agreement (the "Original Agreement"), which provides for the payment of specified compensation and benefits to the Associate upon certain terminations of his employment within two years after a "Change in Control" of the Company, as such term is defined in the Original Agreement; and

     WHEREAS, Section 5(g) of the Original Agreement provides that no provision thereof may be modified unless such modification is agreed to in writing by the Associate and the Company; and

     WHEREAS, each of the Company and the Associate believes that it is desirable to amend the Original Agreement in order to clarify the nature of the severance payments to be made thereunder.

     NOW, THEREFORE, the Company and the Associate hereby agree as follows:

     1. Section 4(a) of the Original Agreement is hereby deleted in its entirety and the following section is substituted in its place:

          (a) The Company or a Subsidiary will pay to the Associate as compensation for services rendered, not later than the fifth business day following completion of the "Parachute Procedure" (as hereinafter defined), the Associate's Base Salary through the Date of Termination and any bonus theretofore granted to the Associate but not yet paid and a lump sum severance payment (subject to any applicable payroll or other taxes and charges required to be withheld computed at the rate for supplemental payments) equal to three (3) times the sum of the following: (i) the Associate's Base Salary; (ii) the amount of the Associate's last annual bonus prior to the Change in Control; (iii) the amount last contributed prior to the Change in Control to the account of the Associate under the Company's Qualified Profit-Sharing Plan; (iv) the amount last contributed prior to the Change in Control to the account of the Associate under the Company's Employee Stock Ownership Plan, the value of any shares of Company Common Stock contributed thereunder being determined by calculating the average of the closing price for such shares on the New York Stock Exchange for the ten trading days preceding the Change in Control; and (v) the amount last contributed prior to the Change in Control to the account of the Associate under the Company's excess benefit plan.

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     2.   Except as otherwise expressly set forth above, the
Original Agreement remains unmodified and in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.


                             GUILFORD MILLS, INC.


                             By: __________________________________
                             Name: ________________________________
                             Title: _______________________________






                             ______________________________________
                              Signature of Associate


                             ______________________________________


                              Print Name of Associate

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